Exhibit 10.2

STOCK SUBSCRIPTION AGREEMENT

STOCK SUBSCRIPTION AGREEMENT dated as of December 18, 2015 by and between Cleveland BioLabs, Inc., a Delaware corporation with a principal business address of 73 High Street, Buffalo, New York USA 14203 (the “Investor”), and Panacela Labs, Inc., a Delaware corporation with a principal business address at 73 High Street, Buffalo, New York USA 14203 (the “Company”).

WHEREAS, the Company, the Investor and Open Joint Stock Company “Rusnano” (“Rusnano”) have entered into that certain Acknowledgment Agreement dated as of the date hereof (the “Acknowledgment Agreement”), pursuant to which the parties hereto are required to deliver this Agreement (as defined below);

WHEREAS, the Company is authorized by its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to issue up to 137,420 shares of its Common Stock (the “Shares”); and

WHEREAS, the Investor hereby offers to subscribe to and purchase, and the Company desires to provide for the subscription for and purchase of, 18,710 Shares, for the purchase price per share of $117.40, and an aggregate purchase price of $2,196,554.00 (such aggregate purchase price, the “Purchase Price”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Investor hereby agree as follows:

1.            Definitions.

(a)           As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Stock Subscription Agreement dated as of the date hereof, and all amendments hereto made in accordance with the provisions of Section 6(c).

“Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Offering Materials” means this Agreement, the Stockholders’ Agreement and the PPM.

“PPM” means the Confidential Private Placement Memorandum of the Company relating to the Shares dated as of December 4, 2015, as supplemented and otherwise updated.

“Securities Act” or the “Act” means the United States Securities Act of 1933, as amended.

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“Stockholders’ Agreement” means that certain Stockholders and Investor Rights Agreement, by and among the Company and the stockholders listed on Schedule 1 thereto, as amended by that certain First Amendment to Stockholders and Investor Rights Agreement dated as of September 3, 2013.

(b)           The terms not defined in Section 1(a) above shall have the meanings set forth in this Agreement.

2.            Purchase and Sale of the Shares.

(a)           Commitments to Purchase the Shares. Upon the basis of the representations and warranties herein contained of the Investor, but subject to the terms and conditions hereinafter stated, the Company agrees to issue and sell to the Investor and the Investor, upon the basis of the representations and warranties herein contained of the Company, but subject to the terms and conditions hereinafter stated, agrees to purchase from the Company the Shares, for an aggregate purchase price equal to the Purchase Price.

(b)           The Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the purchase and sale provided for in Section 2(a) shall take place at McGuireWoods LLP, 7 Saint Paul Street, Suite 1000, Baltimore, Maryland 21202 on December 18, 2015 or at such other date and place as the parties shall agree. At the option of the parties, documents to be delivered to the place of Closing (other than stock certificates evidencing the Shares) may be delivered by electronic transmission on or before the Closing. It is understood and agreed that the Company shall have the sole right, in its complete discretion, to accept or reject this subscription, in whole or in part, for any reason or no reason, and that the subscription shall not be deemed to be accepted by the Company unless and until it is signed by a duly authorized officer of the Company and delivered to the Investor at the Closing. Subscriptions need not be accepted in the order received, and the shares of Common Stock being offered hereby may be allocated among subscribers. The undersigned recognizes that in the event this subscription is rejected in whole or in part, the undersigned’s funds will, to the extent that the shares of Common Stock subscribed for are not sold to the undersigned, be returned as soon as practicable without interest or deduction.

(c)           Delivery. At the Closing, (i) the Investor shall pay to the Company the Purchase Price by (A) wire transfer of immediately available funds in the amount of $290,965.61 to Rusnano, on behalf of the Company, in partial satisfaction of the indebtedness by the Company to Rusnano pursuant to that certain Convertible Loan Agreement between the Company and Rusnano, dated as of September 3, 2013 (as amended and supplemented by that certain Amendment and Supplemental Agreement No. 1 to Convertible Loan Agreement dated as of the date hereof, the “Convertible Loan Agreement”), (B) wire transfer of immediately available funds in the amount of $19,876.39 to the Company to be used by the Company for general operating purposes, (C) payment of certain indebtedness of the Company totaling $412,217.36 owed to Rusnano and certain other third parties as set forth on Exhibit A to that certain Acknowledgment Agreement, (D) issuance of 256,215 shares of common stock of the Investor to Rusnano (at the aggregate value of $1,140,156.75) in partial satisfaction, on behalf of the Company, of the indebtedness of the Company under the Convertible Loan Agreement, and (E) setting off against the remainder of the Purchase Price an amount equal to $333,337.89, which amount reflects indebtedness owed by the Company to the Investor, in each case as described in the Acknowledgment Agreement and (ii) the Company shall deliver certificates evidencing the Shares to be purchased by the Investor pursuant to this Agreement in definitive form and registered in the name of the Investor.

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3.            Representations and Warranties of the Investor.

The Investor represents and warrants to the Company as follows as of the Closing:

(a)           Organization and Authority. The Investor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

(b)           Authorization, Noncontravention. The execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized on its part by all requisite action.

(c)           Binding Effect. This Agreement has been duly executed and delivered by the Investor and (assuming due execution and delivery by the Company) constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(d)           No Other Action. No action by, or in respect of, or filing with, any Governmental Authority is required for the execution, delivery and performance of this Agreement by the Investor.

(e)            Investment Intent. The Shares to be acquired by the Investor hereunder are being acquired for its own account and without a view to the public distribution of such Shares or any interest therein.

(f)            Shares Unregistered. The Investor understands and acknowledges that (i) the offering and sale of the Shares to be acquired by the Investor hereunder are intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and, accordingly, the offer and sale of the Shares have not been registered under the Securities Act, (ii) the Shares must be held indefinitely and the Investor must continue to bear the economic risk of the investment in the Shares unless the offering and sale of such Shares are subsequently registered under the Securities Act and all applicable U.S. state securities laws or an exemption from such registration is available, (iii) there is no established public or other market for the Shares and it is not anticipated that there will be any public market for the Shares in the foreseeable future, (iv) the Company does not provide current public information within the meaning of Rule 144 under the Securities Act and, other than in accordance with the Stockholders’ Agreement, the Company has made no covenant to make such information available and (v) a restrictive legend in the form set forth in Section 12(a) and (b) of the Stockholders’ Agreement shall be placed on all certificates evidencing the Shares to be acquired by the Investor hereunder.

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4.            Investment Representations. The Investor further represents and warrants to the Company as follows as of the Closing:

(a)           That the Investor is aware of or has been informed of the following:

(i)           The Shares are speculative investments which involve a substantial degree of risk of loss by the Investor of its investment in the Shares.

(ii)          No federal or state agency has made any findings as to the fairness of the terms of the offering of the Shares.

(iii)         That any projections or predictions that may have been made available to the Investor are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections.

(b)           That the Investor is an “accredited investor” as that term is defined in Regulation D under the Act or is otherwise a sophisticated, knowledgeable investor (either alone or with the aid of a purchaser representative) with adequate net worth and income for this investment. The Investor acknowledges that it has completed the Accredited Investor Certificate contained in Annex A hereto and that the information contained therein is complete and accurate as of the date hereof, and the Investor will immediately notify the Company if any such information contained therein becomes incomplete or inaccurate at any time.

(c)           That the Investor has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of an investment in the Company and its proposed activities and has carefully considered the suitability of an investment in the Company for the Investor’s particular financial situation, and has determined that the Shares are a suitable investment.

(d)           That the Investor has reviewed the information provided to the Investor by the Company in connection with the Investor’s decision to purchase the Shares, including but not limited to the PPM. The Investor acknowledges that the PPM is as of December 4, 2015, as supplemented by that certain Confidential Private Placement Memorandum-Supplement dated as of December 15, 2015, and may not contain all of the terms and conditions of the offering and sale of the Shares, and understands and acknowledges that it is the Investor’s responsibility to conduct its own independent investigation and evaluation of the Company; provided, however, the Investor is not relying on any information contained on the Company’s website located at http://www.panacelalabs.com. That the offer to sell Shares was communicated to the Investor by the Company in such a manner that the Investor was able to ask questions of and receive answers from the Company concerning the terms and conditions of this transaction and that at no time was the Investor presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of advertising or general solicitation.

(a)           That the Investor has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, prior to executing this Agreement and fully understands all provisions of this Agreement.

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(b)           That the Investor is an existing entity, and has not been organized or reorganized for the purpose of making this investment (or if not true, such fact shall be disclosed to the Company in writing along with information concerning the beneficial owners of Investor).

5.            Covenants.

(a)           Further Action. If at any time after the date hereof any further action is reasonably necessary to carry out the purpose of this Agreement, each of the Company and the Investor agrees to use its reasonable efforts to take such further action.

(b)           Restrictions on Transfer. The Investor agrees to comply in all respects with the provisions of this Agreement and the provisions of the Stockholders’ Agreement. Prior to any proposed sale, assignment, transfer or pledge of any Shares, unless there is in effect a registration statement under the Securities Act and any applicable U.S. state securities laws covering the proposed transfer, the Investor thereof shall give written notice to the Company of Investor’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at the Investor’s expense with evidence satisfactory to the Company the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act or applicable U.S. securities laws, and, without limitation, an opinion from Investor’s counsel to such effect shall be deemed satisfactory evidence. The Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Shares held by the Investor to agree to take and hold such securities subject to the provisions and conditions of this Agreement, including without limitation this Section 5(b), and the Stockholders’ Agreement.

6.            Miscellaneous.

(a)           Governing Law. This Subscription Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

(b)           Entire Agreement. This Agreement, together with the Offering Materials, the Acknowledgment Agreement and the Convertible Loan Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any prior or contemporaneous understandings, representations, warranties or agreements (whether oral or written).

(c)           No Waivers, Amendments. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if such amendment is in writing and is signed by the Company and the Investor. Any agreement on the part of any party to any waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

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(d)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)           Communications. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand or by Federal Express or a similar overnight courier, (ii) five (5) days after being deposited in any United States Post Office enclosed in a postage prepaid and registered or certified envelope addressed to or (iii) when successfully transmitted by fax or e-mail (with a confirming copy of such communication to be sent as provided in clauses (i) or (ii) above) to, the party for whom intended, at the address or fax number for such party set forth below (or at such other address, fax number or e-mail address for a party as shall be specified by like notice, provided, however, that any notice of change of address, fax number or e-mail address shall be effective only upon receipt):

(i)           If to the Company:

Panacela Labs, Inc.

73 High Street

Buffalo, New York USA 14203

Attention: Chief Executive Officer

Facsimile: (716) 849-6820

E-mail: notices@cbiolabs.com

(ii)          If to the Investor:

Cleveland BioLabs, Inc.

73 High Street

Buffalo, New York USA 14203

Attention: Chief Executive Officer

Facsimile: (716) 849-6820

E-mail: notices@cbiolabs.com

With a copy to:

McGuireWoods LLP

7 Saint Paul Street, Suite 1000

Baltimore, Maryland USA 21202

Attention: Cecil E. Martin, III

Facsimile: (410) 659-4535

E-mail: cmartin@mcguirewoods.com

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(f)            Survival of Provisions. The representations, warranties, covenants and agreements contained in this Agreement shall survive the consummation of the transactions contemplated hereby. This Section 6(f) shall not limit any covenant or agreement of the parties hereto which, by its terms, contemplates performance after the Closing. Without limiting the generality of the previous sentence, Section 6(g) shall survive beyond the Closing.

(g)           Expenses, Documentary Taxes. The Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, or any amendment or waiver hereof.

(h)           Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)            Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective, enforceable and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, this Agreement shall be considered divisible and such provision or portion thereof shall be deemed inoperative to the extent it is deemed invalid, illegal or unenforceable, and in all other respects this Agreement shall remain in full force and effect and such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision.

(j)            No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(k)            Execution in Counterparts. This Agreement may be executed in two counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person, for all purposes; provided that an original of such facsimile or electronic signature shall be delivered within five (5) business days thereof.

(l)            Currency. All references to “$” in this Agreement shall be deemed to refer to U.S. dollars, the legal currency of the United States of America.

[Signatures Follow]

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IN WITNESS WHEREOF, the undersigned has executed this Stock Subscription Agreement as of the date first written above.

18,710	CLEVELAND BIOLABS, INC.
Number of Shares of Common Stock Subscribed for
	By:	/s/ C. Neil Lyons
	Name:	C. Neil Lyons, CPA
	Title:	Executive Vice President & Chief Financial Officer

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH THE CERTIFICATE OF INCORPORATION AND STOCKHOLDERS’ AGREEMENT.

Accepted by the Company:

PANACELA LABS, INC.

By:	/s/ C. Neil Lyons
C. Neil Lyons, CPA
Chief Financial Officer

[Signature Page for CBLI/Panacela Subscription Agreement]

Annex A

Accredited Investor Certificate

The undersigned hereby certifies to being an “accredited investor” as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The specific category(s) of accredited investor applicable to the undersigned is checked below.

☐	an individual whose individual net worth, or joint net worth with the individual’s spouse, exceeds $1,000,000 (excluding the value of the individual’s primary residence) (the term “net worth” means the excess of total assets over total liabilities).

☐	an individual who had an individual income in excess of $200,000 in each of 2013 and 2014 or joint income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in 2015.

☐	a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

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☐	an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Purchased Stock, with total assets in excess of $5,000,000.

☐	an individual who is a director or executive officer of the Company.

☐	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

☐	an entity in which all of the equity owners are accredited investors as set forth above.

CLEVELAND BIOLABS, INC.

By:	/s/ C. Neil Lyons
Name:	C. Neil Lyons, CPA
Title:	Chief Financial Officer

Address: 73 High Street

 Buffalo, New York 14203

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